Exhibit 99

FOR RELEASE 5:00 PM EDT, January 31, 2011

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS 2010 FOURTH QUARTER & FULL YEAR RESULTS

Q4 2010 EPS $0.11 compared to ($0.03) Q3 2010 and ($0.07) Q4 2009

MOOREFIELD, WV – January 31, 2011 (GLOBE NEWSWIRE)  – Summit Financial Group, Inc. ("Company" or "Summit") (NASDAQ: SMMF) today reported net income applicable to common shareholders for the 2010 fourth quarter of $836,000, or $0.11 per diluted share, compared to a 2009 fourth quarter net loss of $508,000 applicable to common shareholders, or ($0.07) per diluted share, and a net loss of $202,000 to common shareholders, or  ($0.03) per diluted share, for the third quarter of 2010. The Company reported a full-year 2010 net loss applicable to common shareholders of $2.3 million, or ($0.31) per diluted share, compared to a net loss of $790,000 applicable to common shareholders, or ($0.11) per diluted share, for the 2009 full-year.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “Our primary focus remains to reduce our portfolio of nonperforming assets, which has been the principal factor contributing to lower earnings performance. We made good progress this year, highlighted by the 14.2% reduction in our nonperforming assets. However, disposition of foreclosed real estate remains difficult to achieve as the return of our real estate markets to normal activity levels has been slower than we anticipated”.

“We will continue to manage our problem assets through a combination of asset sales, loan workouts and charge-offs. We believe we are moving in the right direction; although the costs of credit administration have escalated, we have maintained operating expenses at a stable level through staff reductions, salary freezes and the rescission of bonuses until our profitability normalizes. On the revenue side, nonaccruals have negatively affected interest income, but we have been fairly successful managing our funding costs to partially offset the impact. We saw significant net interest margin improvement during the most recent quarter, increasing 37 basis points compared to Q3 2010, following recent maturities and repricings of over $100 million of higher-cost wholesale funding. Given the improving operational trends we’ve established, we are hopeful that the profit we reported this quarter will serve as a baseline for profitability as we move into 2011.”

Results from Operations

For the fourth quarter of 2010, net interest income was $10.4 million, an increase of 2.3 percent from the $10.2 million reported in the prior-year fourth quarter. However, the underlying dynamics have shifted significantly. The net interest margin for fourth quarter was 3.19 percent compared to 2.83 percent for the year-ago quarter, and 2.82 percent for the linked quarter. Borrowing costs in the fourth quarter were lower by $1.0 million compared to the linked quarter, and net interest income improved 9.3 percent above the linked quarter. Compared to the year-ago fourth quarter, however, average earning assets declined by 8.7 percent, partially offsetting the positive impact of this margin improvement.

Total revenue for the 2010 full-year, consisting of net interest income and noninterest income, was $47.4 million compared to $49.3 million for the 2009 full year. Noninterest income for the 2010 full-year was $7.2 million compared to $5.8 million for 2009. Nonrecurring charges were $2.2 million for 2010, including a $2.1 million gain on the sale of securities, a $142,000 gain on sale of assets, OTTI charges of $1.0 million on securities, and $3.4 million in writedowns of foreclosed properties; for 2009, nonrecurring items totaled $4.0 million, including OTTI charges of $5.4 million on securities, a $112,000 loss on the sale of assets and a $1.5 million gain on the sale of securities. Excluding these one-time charges, noninterest income from operations was $9.4 million in 2010, down $364,000 or 3.7 percent from the $9.8 million reported for 2009.

Excluding nonrecurring items, noninterest income from operations was reasonably stable over the past five quarters, averaging $2.4 million per quarter. Noninterest income consists primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from banking activities. Summit reported fourth quarter 2010 noninterest income of $737,000 compared to $2.9 million for the year-ago quarter. Net nonrecurring charges were $1.6 million in the 2010 quarter, including a $463,000 gain on the sale of securities, OTTI charges of $0.9 million on securities, a $31,000 gain on the sale of assets, and writedowns of $1.2 million on foreclosed properties. For the 2009 quarter, net nonrecurring income totaled $393,000, including $773,000 in realized securities gains and OTTI charges of $383,000 on securities. Excluding one-time items from their respective fourth quarters, noninterest income from operations was $2.3 million in 2010 and $2.5 million for the year-ago quarter.

The provision for loan losses was $3.0 million for the fourth quarter of 2010 compared to $4.5 million and $6.8 million for the linked and year-ago quarters, respectively. For 2010, Summit provided $21.4 million for loan losses, a $1.0 million or 5.0 percent increase from the $20.3 million provided during 2009. At year-end 2010, the allowance for loan losses was 1.70 percent of total loans compared to 1.47 percent at year-end 2009.

Mr. Maddy noted that operating expenses continue to be exceedingly well-controlled, despite the increased costs of OREO administration, which increased 229.9 percent, to $1.6 million for 2010, compared to $478,000 in 2009. In fact, operating expenses actually decreased for the year to $31.0 million, down $0.9 million, or 3.0 percent, from the $31.9 million reported for 2009. Cost-saving initiatives remain in place and their impact continues to grow. Fourth quarter 2010 operating expenses of $7.6 million were unchanged compared to the year-ago fourth quarter.

Balance Sheet

At December 31, 2010, total assets were $1.48 billion, a decline of $106.8 million, or 6.7 percent since year-end 2009. Total loans, net of unearned fees and interest, were $1.01 billion at December 31, 2010, down $142 million, or 12.3 percent, over the same twelve-month period. Compared to the linked quarter, assets declined by $18.6 million, or 1.2 percent; loans declined by $24.5 million, or 2.4 percent, while investment securities and cash equivalents increased $7.9 million, or 2.5 percent.

All loan categories have declined since year-end 2009, most notably construction and development (“C&D”) loans, down $49.2 million or 30.4 percent. The two largest components of Summit’s loan portfolio, commercial real estate (“CRE”) and residential real estate declined $42.0 million (down 9.0 percent) and $20.5 million (down 5.5 percent), respectively, while commercial (“C&I”) loans declined $25.2 million, or 20.6 percent. At 2010 year-end, CRE loans were $423.0 million, or approximately 41.7 percent of total loans, followed by residential real estate loans at $352.3 million, or approximately 34.7 percent of total loans. C&D loans were $112.8 million, accounting for 11.1 percent of total loans, while C&I loans and consumer and other loans represented the remainder of the portfolio at 9.6 and 2.8 percent of total loans, respectively.

During 2010, retail deposits grew $31.2 million, or 4.0 percent, to $806.7 million, with the majority of growth occurring in the 2010 fourth quarter when retail time deposits jumped $29 million; retail deposit growth was partially offset by an $11 million decrease in savings accounts over the past year. The $107 million decline in total assets since December 31, 2009 provided Summit with an opportunity to reduce broker deposits, and relatively higher-cost short- and long-term borrowings by $11.5 million, $48.2 million and $77.4 million, respectively, during 2010.

Asset Quality

As of December 31, 2010, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $92.2 million, or 6.24 percent of assets. This compares to $107.5 million, or 6.78 percent of assets, at year-end 2009, and $98.0 million, or 6.55 percent of assets, at September 30, 2010. The $15.3 million year-over-year decline in NPAs masks the significant progress Summit has made in reducing its nonperforming loan portfolio, which declined by $45.2 million during 2010. Nonperforming loans now account for 2.14 percent of total loans, down from 5.79 percent at year-end 2009.

During 2010, foreclosed real estate increased by $29.9 million, to $70.2 million, or 4.75 percent of assets. Approximately three-fourths of the total, or $51 million, consists of land, development and construction projects.

Loans 30-89 days delinquent increased $16 million this past quarter, after having shown consistent improvement each previous quarter of 2010. In this regard, Mr. Maddy added, “We had a $13 million loan relationship past due at year end which is principally secured by a large residence and farm located in one of the most desirable counties in Virginia.”

Capital Adequacy

 Common shareholders’ equity was $86.0 million as of December 31, 2010 compared to $87.2 million December 31, 2009. Summit's depository institution, Summit Community Bank, continues to be well in excess of regulatory requirements for a "well capitalized" institution at December 31, 2010. The Bank’s total risk-based capital ratio was 12.6 percent, while its Tier 1 leverage capital ratio was 8.5 percent compared to 11.4 percent and 7.6 percent, respectively, at December 31, 2009. Total common shares outstanding as of December 31, 2010 were 7,425,472.

In conclusion, Mr. Maddy commented, "We end the year on a more hopeful note than we have at any time during this economic downturn. However, community banks, like Summit, will still experience uncertainty until economic activity returns to a level where people feel confident that they will find jobs, and real estate sales rebound. We have been fortunate in the past that our markets have been attractive enough to sustain population and job growth. We are hopeful that these dynamics will return in the not-too-distant future. We all are hoping for a better year in 2011.”

About the Company

Summit Financial Group, Inc., a financial holding company with total assets of $1.48 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, unrealized OREO writedowns, gains/losses on sales of assets, and FDIC special assessment included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2010 vs Q4 2009

	For the Quarter Ended		Percent
Dollars in thousands	12/31/2010	12/31/2009	Change
Condensed Statements of Income
Interest income
Loans, including fees	$16,064	$17,480	-8.1%
Securities	3,191	3,882	-17.8%
Other	11	6	NM
Total interest income	19,266	21,368	-9.8%
Interest expense
Deposits	5,000	5,878	-14.9%
Borrowings	3,829	5,286	-27.6%
Total interest expense	8,829	11,164	-20.9%
Net interest income	10,437	10,204	2.3%
Provision for loan losses	3,000	6,825	-56.0%
Net interest income after provision
for loan losses	7,437	3,379	120.1%
Noninterest income
Insurance commissions	1,086	1,164	-6.7%
Service fee income	741	878	-15.6%
Realized securities gains (losses)	463	773	-40.1%
Other-than-temporary impairment of securities	(850)	(383)	-121.9%
OREO writedowns	(1,206)	-	NM
Other income	503	437	15.1%
Total noninterest income	737	2,869	-74.3%
Noninterest expense
Salaries and employee benefits	3,705	3,459	7.1%
Net occupancy expense	480	484	-0.8%
Equipment expense	574	529	8.5%
Professional fees	256	342	-25.1%
FDIC premiums	705	935	-24.6%
OREO expense	430	183	135.0%
Other expenses	1,478	1,639	-9.8%
Total noninterest expense	7,628	7,571	0.8%
Income (loss) before income taxes	546	(1,323)	NM
Income taxes	(364)	(889)	59.1%
Net income (loss)	910	(434)	NM
Preferred stock dividends	74	74	0.0%

Net income (loss) applicable to common shares	$836	$(508)	NM

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2010 vs Q4 2009

	For the Quarter Ended		Percent
	12/31/2010	12/31/2009	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.11	$(0.07)	NM
Diluted	$0.11	$(0.07)	NM

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	7,425,822	7,425,472	0.0%

Performance Ratios
Return on average equity (A)	3.83%	-2.21%	273.3%
Return on average assets	0.23%	-0.13%	276.9%
Net interest margin	3.19%	2.83%	12.7%
Efficiency ratio (B)	58.18%	57.33%	1.5%

NOTE (A) – Net income divided by total shareholders equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2010 vs 2009

	For the Year Ended		Percent
Dollars in thousands	12/31/2010	12/31/2009	Change
Condensed Statements of Income
Interest income
Loans, including fees	$65,957	$71,843	-8.2%
Securities	13,684	17,680	-22.6%
Other	31	13	138.5%
Total interest income	79,672	89,536	-11.0%
Interest expense
Deposits	21,036	24,951	-15.7%
Borrowings	18,484	21,043	-12.2%
Total interest expense	39,520	45,994	-14.1%
Net interest income	40,152	43,542	-7.8%
Provision for loan losses	21,350	20,325	5.0%
Net interest income after provision
for loan losses	18,802	23,217	-19.0%
Noninterest income
Insurance commissions	4,744	5,045	-6.0%
Service fee income	3,039	3,330	-8.7%
Realized securities gains (losses)	2,051	1,497	37.0%
Other-than-temporary impairment of securities	(988)	(5,366)	-81.6%
OREO writedowns	(3,401)	-	NA
Other income	1,776	1,294	37.2%
Total noninterest income	7,221	5,800	24.5%
Noninterest expense
Salaries and employee benefits	15,133	15,908	-4.9%
Net occupancy expense	2,009	2,032	-1.1%
Equipment expense	2,457	2,151	14.2%
Professional fees	1,015	1,408	-27.9%
FDIC premiums	2,870	3,223	-11.0%
OREO expense	1,577	478	229.9%
Other expenses	5,892	6,698	-12.0%
Total noninterest expense	30,953	31,898	-3.0%
Income (loss) before income taxes	(4,930)	(2,881)	71.1%
Income taxes	(2,955)	(2,165)	36.5%
Net income (loss)	(1,975)	(716)	175.8%
Preferred stock dividends	297	74	301.4%

Net income (loss) applicable to common shares	$(2,272)	$(790)	187.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2010 vs 2009

	For the Year Ended		Percent
	12/31/2010	12/31/2009	Change
Per Share Data
Earnings per share
Basic	(0.31)	(0.11)	-181.8%
Diluted	(0.31)	(0.11)	-181.8%

Average shares outstanding
Basic	7,425,472	7,421,596	0.1%
Diluted	7,425,472	7,431,672	-0.1%

Performance Ratios
Return on average equity (A)	-2.60%	-0.90%	-188.9%
Return on average assets	-0.15%	-0.05%	-200.0%
Net interest margin	2.96%	2.96%	0.0%
Efficiency ratio (B)	60.03%	56.16%	6.9%

NOTE (A) – Net income divided by total shareholders equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Condensed Statements of Income
Interest income
Loans, including fees	$16,064	$16,239	$16,614	$17,040	$17,480
Securities	3,191	3,308	3,592	3,594	3,882
Other	11	7	2	11	6
Total interest income	19,266	19,554	20,208	20,645	21,368
Interest expense
Deposits	5,000	5,160	5,378	5,498	5,878
Borrowings	3,829	4,846	4,894	4,915	5,286
Total interest expense	8,829	10,006	10,272	10,413	11,164
Net interest income	10,437	9,548	9,936	10,232	10,204
Provision for loan losses	3,000	4,500	8,500	5,350	6,825
Net interest income after provision
for loan losses	7,437	5,048	1,436	4,882	3,379
Noninterest income
Insurance commissions	1,086	1,227	1,223	1,209	1,164
Service fee income	741	763	828	707	878
Realized securities gains (losses)	463	67	1,256	264	773
Other-than-temporary impairment of securities	(850)	(109)	-	(29)	(383)
OREO writedowns	(1,206)	-	(2,194)	-	-
Other income	503	338	568	365	437
Total noninterest income	737	2,286	1,681	2,516	2,869
Noninterest expense
Salaries and employee benefits	3,705	3,866	3,839	3,723	3,459
Net occupancy expense	480	498	509	521	484
Equipment expense	574	620	634	629	529
Professional fees	256	223	262	274	342
FDIC premiums	705	715	625	825	935
OREO expense	430	671	244	232	183
Other expenses	1,478	1,467	1,543	1,406	1,639
Total noninterest expense	7,628	8,060	7,656	7,610	7,571
Income (loss) before income taxes	546	(726)	(4,539)	(212)	(1,323)
Income taxes	(364)	(598)	(1,661)	(332)	(889)
Net income (loss)	910	(128)	(2,878)	120	(434)
Preferred stock dividends	74	74	74	74	74
Net income (loss) applicable to common shares	$836	$(202)	$(2,952)	$46	$(508)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Per Share Data
Earnings per share
Basic	$0.11	$(0.03)	$(0.40)	$0.01	$(0.07)
Diluted	$0.11	$(0.03)	$(0.40)	$0.01	$(0.07)

Average shares outstanding
Basic	7,425,472	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	7,425,822	7,427,955	7,425,472	7,425,472	7,425,472

Performance Ratios
Return on average equity (A)	3.83%	-0.59%	-13.16%	0.20%	-2.21%
Return on average assets	0.23%	-0.03%	-0.75%	0.01%	-0.13%
Net interest margin	3.19%	2.82%	2.92%	3.00%	2.83%
Efficiency ratio - (B)	58.18%	65.35%	59.14%	57.78%	57.33%

NOTE (A) – Net income divided by total shareholders equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data
	For the Quarter Ended
Dollars in thousands, except per share amounts	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Assets
Cash and due from banks	$4,652	$4,598	$4,190	$5,163	$6,813
Interest bearing deposits other banks	45,696	40,691	24,810	9,032	34,247
Securities	270,658	267,856	258,971	262,566	271,654
Loans, net	995,319	1,018,169	1,065,118	1,112,526	1,137,336
Property held for sale	70,235	68,353	69,478	50,562	40,293
Intangible assets	9,002	9,090	9,178	9,265	9,353
Other assets	82,243	87,655	87,861	87,382	84,929
Total assets	$1,477,805	$1,496,412	$1,519,606	$1,536,496	$1,584,625

Liabilities and Shareholders' Equity
Retail deposits	$806,652	$786,992	$780,809	$776,251	$775,524
Brokered time deposits	230,287	243,040	240,329	234,785	241,814
Short-term borrowings	1,582	1,610	2,739	27,456	49,739
Long-term borrowings and
subordinated debentures	340,498	366,037	397,564	397,724	417,881
Other liabilities	9,630	8,499	9,311	9,746	9,007
Shareholders' equity	89,156	90,234	88,854	90,534	90,660
Total liabilities and shareholders' equity	$1,477,805	$1,496,412	$1,519,606	$1,536,496	$1,584,625

Book value per common share (A)	$11.01	$11.14	$10.97	$11.18	$11.19
Tangible book value per common share (A)	$9.90	$10.02	$9.84	$10.03	$10.04
Tangible equity / Tangible assets	5.5%	5.5%	5.3%	5.3%	5.2%

NOTE: (A) – Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Summit Financial Group, Inc.
Total Risk Based Capital	11.8%	11.6%	11.5%	11.4%	11.3%
Tier 1 Risk Based Capital	9.1%	8.8%	8.7%	8.7%	8.6%
Tier 1 Leverage Ratio	6.9%	6.7%	6.5%	6.6%	6.5%

Summit Community Bank, Inc.
Total Risk Based Capital	12.6%	12.2%	12.0%	11.9%	11.4%
Tier 1 Risk Based Capital	11.4%	10.9%	10.8%	10.6%	10.1%
Tier 1 Leverage Ratio	8.5%	8.3%	8.1%	8.1%	7.6%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Commercial	$97,261	$95,939	$117,334	$121,514	$122,508
Commercial real estate	423,011	430,003	432,321	456,120	465,037
Construction and development	112,840	122,455	143,907	151,281	162,080
Residential real estate	352,328	360,142	362,649	370,713	372,867
Consumer	23,886	25,006	25,968	26,974	28,203
Other	4,840	5,227	5,540	5,685	5,652
Total loans	1,014,166	1,038,772	1,087,719	1,132,287	1,156,347
Less unearned fees and interest	1,623	1,734	1,833	1,918	2,011
Total loans net of unearned fees and interest	1,012,543	1,037,038	1,085,886	1,130,369	1,154,336
Less allowance for loan losses	17,224	18,869	20,768	17,843	17,000
Loans, net	$995,319	$1,018,169	$1,065,118	$1,112,526	$1,137,336

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Non interest bearing checking	$74,604	$76,362	$73,519	$71,100	$74,119
Interest bearing checking	150,291	152,393	142,771	148,657	148,587
Savings	177,053	182,284	196,224	198,303	188,419
Time deposits	404,704	375,953	368,295	358,191	364,399
Total retail deposits	$806,652	$786,992	$780,809	$776,251	$775,524

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Gross loan charge-offs	$5,135	$6,477	$5,907	$4,606	$3,864
Gross loan recoveries	(490)	(78)	(332)	(99)	(192)
Net loan charge-offs	$4,645	$6,399	$5,575	$4,507	$3,672

Net loan charge-offs to average loans (annualized)	1.76%	2.42%	1.94%	1.57%	1.25%
Allowance for loan losses	$17,224	$18,869	$20,768	$17,843	$17,000
Allowance for loan losses as a percentage
of period end loans	1.70%	1.82%	1.91%	1.58%	1.47%
Nonperforming assets:
Nonperforming loans
Commercial	$1,318	$891	$1,347	$511	$431
Commercial real estate	2,686	5,386	15,387	33,907	35,217
Commercial construction and development	-	-	812	9,668	11,553
Residential construction and development	10,048	14,419	18,307	7,018	14,775
Residential real estate	7,517	8,542	6,125	4,220	4,563
Consumer	142	75	23	209	403
Total nonperforming loans	21,711	29,313	42,001	55,533	66,942
Foreclosed properties
Commercial	$597	$-	$-	$-	$-
Commercial real estate	14,745	13,091	15,011	5,086	4,788
Commercial construction and development	17,021	16,691	16,213	4,814	2,028
Residential construction and development	34,377	35,197	34,506	36,447	30,230
Residential real estate	3,495	3,374	3,748	4,215	3,247
Total foreclosed properties	70,235	68,353	69,478	50,562	40,293
Other repossessed assets	289	314	333	291	269
Total nonperforming assets	$92,235	$97,980	$111,812	$106,386	$107,504

Nonperforming loans to period end loans	2.14%	2.82%	3.86%	4.90%	5.79%
Nonperforming assets to period end assets	6.24%	6.55%	7.36%	6.92%	6.78%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Commercial	$664	$817	$516	$1,209	$1,585
Commercial real estate	4,523	1,933	9,246	9,497	3,861
Construction and development	3,156	1,711	819	11,654	1,161
Residential real estate	19,164	7,050	10,846	8,638	8,250
Consumer	551	691	536	419	835
Total	$28,058	$12,202	$21,963	$31,417	$15,692

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2010 vs Q4 2009
	Q4 2010			Q4 2009
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,017,035	$16,124	6.29%	$1,163,441	$17,372	5.92%
Tax-exempt	5,336	109	8.10%	7,845	164	8.29%
Securities
Taxable	262,488	2,768	4.18%	254,792	3,372	5.25%
Tax-exempt	37,880	639	6.69%	46,003	768	6.62%
Interest bearing deposits other banks
and Federal funds sold	23,355	11	0.19%	2,264	6	1.05%
Total interest earning assets	1,346,094	19,651	5.79%	1,474,345	21,682	5.83%

Noninterest earning assets
Cash & due from banks	4,227			30,665
Premises & equipment	23,288			24,241
Other assets	115,930			76,279
Allowance for loan losses	(19,176)			(15,076)
Total assets	$1,470,363			$1,590,454

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$151,552	$119	0.31%	$152,119	$198	0.52%
Savings deposits	171,806	440	1.02%	162,270	601	1.47%
Time deposits	619,572	4,441	2.84%	622,363	5,093	3.25%
Short-term borrowings	1,847	1	0.21%	56,768	86	0.60%
Long-term borrowings and
subordinated debentures	345,245	3,828	4.40%	425,129	5,186	4.84%
	1,290,022	8,829	2.72%	1,418,649	11,164	3.12%
Noninterest bearing liabilities
Demand deposits	78,844			71,050
Other liabilities	10,768			8,889
Total liabilities	1,379,634			1,498,588

Shareholders' equity - preferred	3,519			-
Shareholders' equity - common	87,210			91,866
Total liabilities and
shareholders' equity	$1,470,363			$1,590,454

NET INTEREST EARNINGS		$10,822			$10,518

NET INTEREST YIELD ON EARNING ASSETS			3.19%			2.83%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2010 vs YTD 2009

	YTD 2010			YTD 2009
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,082,537	$65,481	6.05%	$1,184,571	$71,405	6.03%
Tax-exempt	5,965	476	7.98%	8,045	665	8.27%
Securities
Taxable	253,529	12,265	4.84%	271,820	15,602	5.74%
Tax-exempt	40,048	2,670	6.67%	46,740	3,150	6.74%
Interest bearing deposits other banks
and Federal funds sold	16,373	31	0.19%	1,335	13	0.97%
Total interest earning assets	1,398,452	80,923	5.79%	1,512,511	90,835	6.01%

Noninterest earning assets
Cash & due from banks	4,267			18,282
Premises & equipment	23,742			23,646
Other assets	104,907			60,656
Allowance for loan losses	(19,226)			(18,293)
Total assets	$1,512,142			$1,596,802

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$147,513	$583	0.40%	$154,233	$784	0.51%
Savings deposits	188,233	2,323	1.23%	112,712	1,774	1.57%
Time deposits	605,663	18,131	2.99%	632,988	22,407	3.54%
Short-term borrowings	16,172	80	0.49%	99,497	573	0.58%
Long-term borrowings and
subordinated debentures	380,235	18,403	4.84%	429,481	20,457	4.76%
	1,337,816	39,520	2.95%	1,428,911	45,995	3.22%
Noninterest bearing liabilities
Demand deposits	73,971			71,281
Other liabilities	9,597			8,666
Total liabilities	1,421,384			1,508,858

Shareholders' equity - preferred	3,519			-
Shareholders' equity - common	87,239			87,944
Total liabilities and
shareholders' equity	$1,512,142			$1,596,802

NET INTEREST EARNINGS		$41,403			$44,840

NET INTEREST YIELD ON EARNING ASSETS			2.96%			2.96%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Year Ended
Dollars in thousands	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Net income - excluding realized securities gains, other-than-
temporary impairment of securities, gains/losses on sales
of assets, unrealized OREO writedown, and FDIC
special assessment	$1,893	$(682)	$(591)	$2,256

Realized securities gains	463	773	2,051	1,497
Applicable income tax effect	(171)	(286)	(759)	(554)
Other-than-temporary impairment of securities	(850)	(383)	(988)	(5,366)
Applicable income tax effect	315	142	366	1,985
Gains/(losses) on sales of assets	31	3	142	(112)
Applicable income tax effect	(11)	(1)	(53)	41
Unrealized OREO writedown	(1,206)	-	(3,401)	-
Applicable income tax effect	446	-	1,258	-
FDIC special assessment	-	-	-	(735)
Applicable income tax effect	-	-	-	272
	(983)	248	(1,384)	(2,972)
GAAP net income	$910	$(434)	$(1,975)	$(716)

Diluted earnings per share - excluding realized securities gains, other-than-temporary impairment of securities, gains/losses
on sales of assets, unrealized OREO writedown, and
FDIC special assessment	$0.02	$(0.10)	$(0.03)	$0.29

Realized securities gains	0.06	0.10	0.28	0.20
Applicable income tax effect	(0.02)	(0.04)	(0.10)	(0.07)
Other-than-temporary impairment of securities	(0.11)	(0.05)	(0.13)	(0.71)
Applicable income tax effect	0.04	0.02	0.05	0.26
Gains/(losses) on sales of assets	-	-	0.02	(0.02)
Applicable income tax effect	-	-	(0.01)	0.01
Unrealized OREO writedown	(0.16)	-	(0.46)	-
Applicable income tax effect	0.06	-	0.17	-
FDIC special assessment	-	-	-	(0.10)
Applicable income tax effect	-	-	-	0.04
	(0.13)	0.03	(0.18)	(0.39)
GAAP diluted earnings per share	$(0.11)	$(0.07)	$(0.21)	$(0.10)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Year Ended
Dollars in thousands	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Total revenue - excluding realized securities gains,
other-than-temporary impairment of securities,
gains/losses on sales of assets, and unrealized
OREO writedown	$12,736	$12,680	$49,569	$53,323

Realized securities gains	463	773	2,051	1,497
Other-than-temporary impairment of securities	(850)	(383)	(988)	(5,366)
Gains/(losses) on sales of assets	31	3	142	(112)
Unrealized OREO writedown	(1,206)	-	(3,401)	-
	(1,562)	393	(2,196)	(3,981)
GAAP total revenue	$11,174	$13,073	$47,373	$49,342

Total noninterest income - excluding realized securities
gains, other-than-temporary impairment of securities,
gains/losses on sales of assets, and unrealized
OREO writedown	$2,299	$2,476	$9,417	$9,781

Realized securities gains	463	773	2,051	1,497
Other-than-temporary impairment of securities	(850)	(383)	(988)	(5,366)
Gains/(losses) on sales of assets	31	3	142	(112)
Unrealized OREO writedown	(1,206)	-	(3,401)	-
	(1,562)	393	(2,196)	(3,981)
GAAP total noninterest income	$737	$2,869	$7,221	$5,800